UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
Amendment No. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

THE L.S. STARRETT COMPANY
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS 01331
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock Purchase Rights	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Reference is hereby made to the Registration Statement on Form 8-A filed by The L.S. Starrett Company (the “Company”), with the Securities and Exchange Commission (the “SEC”) on November 11, 2010 (the “Registration Statement”), relating to the Rights Agreement, dated as of November 2, 2010 (the “Original Agreement”), between the Company and Mellon Investor Services LLC (operating with the service name “BNY Mellon Shareowner Services”), as Rights Agent. Such Registration Statement is hereby incorporated herein by reference.
On October 30, 2020, the Company entered into an amendment and restatement of the rights agreement (as so amended and restated, the “Amended Rights Agreement”), to, among other things, extend the expiration date of the rights contained therein from October 30, 2020 to October 30, 2030 and change the purchase price of the purchase right from $72.00 to $24.00. Upon effectiveness, the Amended Rights Agreement will replace and supersede the Original Agreement in its entirety.
The foregoing summary of the Amended Rights Agreement is qualified in its entirety by reference to the full text of the Amended Rights Agreement, which is filed as Exhibit 4.1 to the Company’s Form 8-K, filed with the SEC on October 30, 2020, and is incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.
4.1	Amended and Restated Rights Agreement, dated as of October 30, 2020, by and between the Company and Computershare Inc., as rights agent (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by the Company on October 30, 2020).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE L.S. STARRETT COMPANY

Dated: October 30, 2020	By: /s/ John C. Tripp
Name: John C. Tripp
Title: Treasurer and Chief Financial Officer